                                                                   Exhibit 99.2


                          ADVANCED LOGIC RESEARCH, INC.

                 DIRECTORS' NON-QUALIFIED STOCK OPTION AGREEMENT



         This agreement is made as of _______________, 199__ (the "Grant Date"), between ADVANCED LOGIC RESEARCH, INC., a Delaware corporation (the "Company"), and _________________ ("Optionee") (the "Agreement").

                                   WITNESSETH:

         WHEREAS, the Company has adopted the Advanced Logic Research, Inc. Directors' Non-Qualified Stock Option Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it;

         WHEREAS, the Company desires to provide additional incentives and rewards for Optionee's work as a director of the Company; and

         WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to grant the options provided for in the Agreement to Optionee for that purpose.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

         1. Option Grant. Subject to obtaining approval of the Plan by the Company's stockholders, the Company hereby grants to Optionee the right and option to purchase from the Company on the terms and conditions hereinafter set
forth, all or any part of an aggregate of          ( ) shares of the Common
Stock of the Company (the "Stock"). The exercise price of the stock subject to this option shall be $ per share.

         2. Option Period. This option shall be exercisable only during the Option Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 3 and the vesting provisions of paragraph 4. The Option Period shall commence on the Grant Date and, except as provided in paragraph 3, shall end on the Terminal Date which shall be ten years and one month from the Grant Date.

         3. Limits on Option Period. The Option Period may end before the Terminal Date, as follows:

              a.   If Optionee ceases to be a director on the Company's Board of

Directors (the "Board") for any reason other than cause, disability (within the meaning of subparagraph (c)) or death during the Option Period, the Option Period shall terminate one year after the date Optionee ceases to be a director or on the Terminal Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date Optionee ceases to be a director.

              b. If Optionee should die while serving on the Company's Board, the Option Period shall end one year after the date of death or on the Terminal Date, whichever shall first occur, and Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise the entire unexercised portion of this option (or any lesser amount).

              c. If Optionee ceases to be a director by reason of disability, as defined below, the Option Period shall end one year after the date Optionee ceases to be a director or on the Terminal Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date Optionee ceases to be a director. For purposes of this subparagraph (c), an individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which as lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Board may require.

              d. If Optionee is removed from the Board for cause during the Option Period, the Option Period shall terminate on the date of such Optionee's removal as a director and shall not thereafter be exercisable to any extent.

         4. Vesting of Right to Exercise Options. The shares covered by this option shall vest as to one hundred percent (100%) of the number of shares covered by the option, at any time after six months from the Grant Date. No partial exercise of this option may be for less than five percent (5%) of the total number of shares then available under this option to purchase shares of Stock. In no event shall the Company be required to issue fractional shares.

         5. Method of Exercise. Optionee may exercise the option with respect to all of any part of the shares of Stock then subject to such exercise as follows:

              a. By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the exercise price of such shares, in the form of any one or combination of the following: cash; a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of

                                       2.

the United States; or, if permitted by the Board, shares of Stock valued at fair market value in accordance with procedures established by the Board, or a full-recourse, interest-bearing note including such terms as the Board determines appropriate.

              b. If required by the Company, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or Optionee's legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and
(2) any other sale of such shares with respect to which in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1993, as amended.

         As soon as practicable after receipt of the notice required in paragraph 5(a) and satisfaction of the conditions set forth in paragraph 5(b), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 9401 Jeronimo, Irvine, California 92718, attention of the Corporate Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares. If Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof, Optionee's right to purchase such shares may be terminated by the Company at its election.

         6. Corporate Transactions. If there should be any change in the Stock subject to this option, through merger, consolidation, reorganization, reincorporation, or other similar change in the corporate structure of the Company, the Company may make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares subject to this option and in the exercise price per share. If there shall be any change in the Stock subject to the option herein granted, through recapitalization, stock split, stock dividend (in excess of two percent) or other similar change in the corporate structure of the Company, adjustments shall automatically occur to preserve but not increase the benefits to the Optionee, including adjustments in the number of shares subject to this option and in the exercise price per share. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire

                                       3.

a number of shares of Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of Stock equal to the number of shares then subject to this option.

         7. Limitations on Transfer. This option shall, during Optionee's lifetime, be exercisable only by Optionee, and neither this option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of this option or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate this option by notice to Optionee and this option shall thereupon become null and void.

         8. No Stockholder Rights. Neither Optionee nor any person entitled to exercise Optionee's rights in the event of Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

         9. Notice. Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at the office of the Company at 9401 Jeronimo, Irvine, California 92718, and any notice to be given to Optionee shall be addressed to Optionee at the address given by Optionee beneath Optionee's signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified and deposited (postage and registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

         10. Board Decisions Conclusive. All decisions of the Board upon any question arising under the Plan or under this Agreement shall be conclusive.

         11. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

         12. Withholding. Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or social security requirements.

                                       4.

         13. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

                                               ADVANCED LOGIC RESEARCH, INC.

                                               By_______________________________



                                               _________________________________
                                               _______________________, Optionee

                                  Address:     _________________________________
                                               _________________________________


                                       5.